Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (No. 333-144794) and Form S-8 (No. 333-128541) of our report dated March 11, 2008 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Amendment No. 1 to RCN Corporation’s Annual Report on Form 10‑K for the year ended December 31, 2007.
/s/ FRIEDMAN LLP
East Hanover, New Jersey
March 26, 2008